Exhibit 99.1

461 SO. MILPITAS BLVD.

MILPITAS CA

95035 USA

NEWS

For Immediate Release

GLOBALSTAR ANNOUNCES COFACE BACKING FOR PROPOSED FINANCING

Coface supports funding for deployment of second-generation constellation, launch of next-generation network services and design of satellite interface chipsets for new mobile devices

MILPITAS, CA. —  (March 25, 2009) — Globalstar, Inc. (NASDAQ:GSAT), a leading provider of mobile satellite voice and data services to businesses, government and individuals, today announced that Coface has agreed to provide a guaranty in support of a proposed $574 million credit facility to be extended by a syndicate of banks to Globalstar as borrower. Coface, the export credit agency acting on behalf of the French government, has advised Globalstar that it intends to provide long-term credit insurance to facilitate the proposed credit facility. Banks who have received initial credit committee approvals in relation to the approximately 6.30 percent interest rate credit facility include BNP Paribas, Natixis, and Société Générale, which would act as mandated lead arrangers (BNP Paribas is acting as Coface Agent). The credit facility and receipt of funding by Globalstar is subject to closing conditions and there can be no assurance at this time that any such closing will actually occur.

The principal closing conditions include the conversion into equity at closing of senior secured term and revolving credit loans to Globalstar from its principal stockholder Thermo Funding Company LLC and the receipt by Globalstar of additional equity and contingent equity in an amount of approximately $100 million, most of which is expected to be provided by Thermo Funding.

Globalstar intends to use the financing to solidify its long-term space system by funding the manufacture and delivery of the Globalstar second-generation satellites by Thales Alenia Space as well as the launch of those satellites by launch services provider Arianespace.  The financing would also be used to facilitate certain long-lead items connected with the accelerated delivery of the Company’s second-generation satellites, the completion of Globalstar’s next-generation ground facilities and the design of Globalstar’s next-generation of satellite interface chipsets.

“Funding under the proposed credit facility will solidify our long-term leadership position in the mobile satellite services industry,” said Jay Monroe, Chairman and CEO of Globalstar,

Inc.  Mr. Monroe added, “With just a few months to go before we take delivery of the first of our second-generation satellites, we continue to demonstrate the ability to accomplish exactly what we set out to do with Thales when we contracted with them for our new satellites in 2006.  This proposed financing, during what can only be described as extremely challenging times for the global credit markets, is a testament to the potential of Globalstar and to the dedication and efforts of those at Coface, BNP Paribas, Thales, Arianespace and Hughes who share our vision of the company’s future.  We believe this will provide us with the resources needed to deliver an industry leading, high quality mobile satellite service for the foreseeable future.”

Globalstar’s second-generation satellite constellation has a 15-year design life and is expected to secure Globalstar’s space segment beyond 2025.  The proposed financing would pave the way for the delivery and launch of second-generation satellites including the accelerated delivery of these satellites. The launch and deployment of the second-generation satellite constellation is scheduled to begin later this year.

The financing would also be used to facilitate the construction of the Globalstar next-generation ground network and the design and delivery of Globalstar’s next-generation satellite interface chipsets.  The ground network upgrades will support the Company’s new mobile satellite services which will feature industry leading voice quality as well as increased data speeds to both handheld and fixed subscriber equipment.

The new interface chipsets will be used to provide satellite capability to various next-generation Globalstar handsets, fixed units and modem-equipped transceivers and transmitters. These new Globalstar devices are expected to be manufactured for a fraction of the cost of Company’s current first and second-generation handsets and data modems.  Globalstar also expects to provide inexpensive interface chips to various manufacturers of terrestrial wireless handsets looking to affordably integrate Globalstar’s embedded technology and ubiquitous satellite coverage into their handheld devices.  When compared to the current costs of integration, the Company anticipates drastically reduced interface chipset pricing and material costs for the production of these next-generation multi-mode solutions.

About Globalstar, Inc.

With over 325,000 subscribers, Globalstar is a leading provider of mobile satellite voice and data services.  Globalstar offers these services to commercial and recreational users in more than 120 countries around the world. The Company’s products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and integrated solutions such as the SPOT Satellite GPS Messenger plus flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.

For more information regarding Globalstar, please visit Globalstar’s web site at www.globalstar.com

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For further media information:

Globalstar, Inc.

Dean Hirasawa

(408) 933-4006

Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements such as, “Globalstar intends to use the proposed financing to solidify its long-term space system by funding the manufacture and delivery of the Globalstar second-generation satellites by Thales Alenia Space as well as the launch of those satellites by launch services provider Arianespace,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including demand for our products and services, including commercial acceptance of our new Simplex products, including our SPOT Satellite Messenger product, and the ability to retain and migrate our two-way communications services subscribers to our second-generation constellation when it is deployed; our ability to complete the documentation of the proposed credit facility and to obtain additional financing, including the additional equity financing which is a condition of the proposed credit facility; problems relating to the construction, launch or in-orbit performance of our existing and future satellites; including the effects of the degrading ability of our first-generation satellite constellation to support two-way communication; problems relating to the ground-based facilities operated by us or by independent gateway operators; our ability to attract sufficient additional funding to meet our future capital requirements including deployment of our second-generation constellation; competition and its competitiveness vis-a-vis other providers of satellite and ground-based communications products and services; the pace and effects of industry consolidation; the continued availability of launch insurance on commercially reasonable terms, and the effects of any insurance exclusions; changes in technology; our ability to continue to attract and retain qualified personnel; worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis; and legal, regulatory, and tax developments, including changes in domestic and international government regulation.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.